Exhibit 10.1

FOURTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT AND WAIVER TO CREDIT AGREEMENT, dated as of March 4, 2015 (this “Amendment”), is entered into among LINCOLN EDUCATIONAL SERVICES CORPORATION, a New Jersey corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto, and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of April 5, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Loan Parties have informed the Administrative Agent that an Event of Default presently exists by reason of the Loan Parties’ failure to comply with Section 8.11(b) of the Credit Agreement for the period ending December 31, 2014 (the “Existing Event of Default”); and

WHEREAS, the parties hereto have agreed to amend the Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.                   Estoppel, Acknowledgement and Reaffirmation.  The Loan Parties hereby acknowledge and agree that, as of March 4, 2015, the aggregate outstanding principal amount of the Revolving Loans was $2,500,000, and the L/C Obligations were $7,062,625.00, each of which amounts constitutes a valid and subsisting obligation of the Loan Parties to the Lenders that is not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind.  The Loan Parties hereby acknowledge the Loan Parties’ obligations under the respective Loan Documents to which they are party, reaffirm that each of the liens and security interests created and granted in or pursuant to the Collateral Documents is valid and subsisting and agree that this Amendment shall in no manner impair or otherwise adversely affect such obligations, liens or security interests, except as explicitly set forth herein.

2.                    Waiver of Existing Event of Default.  The Lenders and the Administrative Agent hereby waive the Existing Event of Default; provided that the foregoing waiver shall not be deemed to modify or affect the obligations of the Loan Parties to comply with each and every other obligation, covenant, duty, or agreement under the Credit Agreement and the other Loan Documents, in each case as amended, from and after the date hereof.  This waiver is a one-time waiver and shall not be construed to be a waiver of or in any way obligate the Lenders or the Administrative Agent to waive any other Default or Event of Default under the Credit Agreement and the other Loan Documents that may occur from and after the date hereof.

3.                    Amendments.

(a)                  The defined term “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated to read as follows:

“Applicable Rate” means the following percentages per annum:

Date	Commitment Fee	Eurodollar Rate Loans and Letter of Credit Fees	Base Rate Loans
From and after the Fourth Amendment Effective Date Through 4/15/2015	5.00%	12.00%	11.00%
4/16/2015 through 5/31/2015	6.00%	15.00%	14.00%
6/1/2015 and thereafter	7.00%	18.00%	17.00%

(b)                 Subsection (a) of the defined term “Eurodollar Base Rate” in Section 1.01 of the Credit Agreement is hereby amended and restated its entirety to read as follows:

(a)                  for any Interest Period with respect to a Eurodollar Rate Loan, the greater of (i) one percent (1.0%) or (ii) the rate per annum equal to the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available (“LIBOR”), as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and

(c)                  A new defined term “Fourth Amendment Effective Date” shall be added to Section 1.01 of the Credit Agreement (in its proper location based on alphabetical order) and shall read as follows:

“Fourth Amendment Effective Date” means March 4, 2015.

(d)                 The defined term “Loan Notice” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Loan Notice” means a notice of (a) a Borrowing of Revolving Loans, (b) a conversion of Revolving Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, in each case pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit 2.02 or such other form as may be approved by the Administrative Agent  (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

(e)                  The defined term “Maturity Date” contained in Section 1.01 of the Credit Agreement is hereby amended to delete the words “April 5, 2015” and replace them with “April 5, 2016”.

(f)                   The defined term “Responsible Officer” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of a Loan Party, and, solely for purposes of the delivery of incumbency certificates, the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.  Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

(g)                 The defined term “Swing Line Loan Notice” contained in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Swing Line Loan Notice” means a notice of a Borrowing of Swing Line Loans pursuant to Section 2.04(b), which, if in writing, shall be substantially in the form of Exhibit 2.04 or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.

(h)                 Section 2.01(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)               From and after the Fourth Amendment Effective Date, the amount of Revolving Commitments available for use other than for the issuance of Letters of Credit pursuant to the terms of this Agreement shall be (if positive) equal to the Aggregate Revolving Commitments minus (i) the sum of (A) $8,000,000 less (B) the amount of any Borrowing used to reimburse the L/C Issuer for any drawings on outstanding Letters of Credit, plus (ii) any amounts returned to the Borrower by the beneficiary of a Letter of Credit after a drawing on a Letter of Credit to the extent such funds are used to reduce the Loans.

(i)                   A new Section 2.01(c) shall be added to the Credit Agreement and shall read as follows:

(c)              On and after December 1, 2015 through January 15, 2016, if the Revolving Commitments have not otherwise been terminated and all amounts owing in respect thereof repaid (with all Letters of Credit either being terminated or Cash Collateralized to the satisfaction of the L/C Issuer), the Borrower must reduce the Outstanding Amount of all Revolving Loans (other than L/C Obligations) to $0, without a corresponding reduction in Revolving Commitments.

(j)                   The first sentence of Section 2.02(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)               Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by: (A) telephone or (B) a Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice.

(k)                  The fourth sentence of Section 2.02(a) of the Credit Agreement is hereby deleted in its entirety without substitution.

(l)                    The first sentence of Section 2.04(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)              Borrowing Procedures.  Each Borrowing of Swing Line Loans shall be made upon the Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by: (A) telephone or (B) a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice.

(m)                The third sentence of Section 2.04(b) of the Credit Agreement is hereby deleted in its entirety without substitution.

(n)                 The second paragraph of Section 2.06 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

The Aggregate Revolving Commitments shall automatically and permanently be reduced to $20,000,000 on January 15, 2015.  In addition, (i) upon the Disposition of any Mortgaged Property and unless otherwise agreed in writing by the Required Lenders, the Aggregate Revolving Commitments shall automatically and permanently be reduced by an amount equal to the Net Cash Proceeds from such Disposition, and (ii) upon the incurrence of any Indebtedness (other than the Obligations) that is secured by any Mortgaged Property (including, for clarification, any such property the Mortgage upon which is released in connection with the incurrence of such Indebtedness) and unless otherwise agreed in writing by the Required Lenders, the Aggregate Revolving Commitments shall automatically and permanently be reduced by an amount equal to the net cash proceeds from the incurrence of such Indebtedness; provided that in each case described in clause (i) or (ii), if as a result of such reduction the L/C Obligations would exceed the Aggregate Revolving Commitments, the Borrower shall immediately Cash Collateralize the L/C Obligations in an amount necessary to eliminate such excess with the Minimum Collateral Amount and shall, within thirty (30) days of closing of such financing, cause all outstanding Letters of Credit to be terminated or shall cause the L/C Issuer to release all Lenders from their obligation to fund any drawings under Letters of Credit.

(o)                 Section 8.06(d) of the Credit Agreement is amended to delete the words “; and” at the end of such section and to replace them with:  “.”.

(p)                 Section 8.06(e) of the Credit Agreement is hereby deleted in its entirety.

(q)                 Sections 8.11(b) and (c) of the Credit Agreement are hereby deleted in their entireties and amended and restated to read as follows:

(b)                Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter of the Borrower set forth below to be greater than the ratio corresponding to such fiscal quarter:

Calendar Year	March 31	June 30	September 30	December 31
2013	2.25 to 1.0	2.25 to 1.0	2.25 to 1.0	4.75 to 1.0
2014	3.85 to 1.0	10.00 to 1.0	9.85 to 1.0	6.25 to 1.0
2015	3.75 to 1.0	3.50 to 1.0	2.90 to 1.0	2.50 to 1.0
thereafter	2.50 to 1.0	N/A	N/A	N/A

(c)                 Consolidated Fixed Charge Coverage Ratio.  Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower set forth below to be less than the ratio corresponding to such fiscal quarter:

Calendar Year	March 31	June 30	September 30	December 31
2013	1.15 to 1.0	1.15 to 1.0	1.15 to 1.0	1.05 to 1.0
2014	1.05 to 1.0	0.80 to 1.0	0.70 to 1.0	1.20 to 1.0
2015	1.05 to 1.0	1.15 to 1.0	0.95 to 1.0	1.15 to 1.0
thereafter	1.15 to 1.0	N/A	N/A	N/A

(r)                  A new Section 10.12 shall be added to the Credit Agreement and shall read as follows:

10.12           Appointment of Borrower.

Each of the Loan Parties hereby appoints the Borrower to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) the Borrower may execute such documents and provide such authorizations on behalf of such Loan Parties as the Borrower deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, L/C Issuer or a Lender to the Borrower shall be deemed delivered to each Loan Party and (c) the Administrative Agent, L/C Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by the Borrower on behalf of each of the Loan Parties.

(s)                  Section 11.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

The words “execute” “execution,” “signed,” “signature,” and words of like import in Loan Document or any other document executed in connection therewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary neither the Administrative Agent, the L/C Issuer nor any Lender is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent, the L/C Issuer or such Lender pursuant to procedures approved by it and provided further without limiting the foregoing, upon the request of any party, any electronic signature shall be promptly followed by such manually executed counterpart.

4.                    Amendment Fee.  In consideration for the Lenders and the Administrative Agent entering into this Amendment, the Borrower agrees to pay to the Administrative Agent, for the ratable benefit of all Lenders based on such Lenders’ Revolving Commitments, a fee (the “Amendment Fee”) in the following amounts on the following dates, which amounts will be fully earned and due and payable on such dates:

(a)                 On March 4, 2015, an amount equal to one percent (1.0%) of all Revolving Commitments then outstanding;

(b)                On April 16, 2015, an amount equal to one half of one percent (0.50%) of all Revolving Commitments then outstanding;

(c)                 On June 1, 2015, an amount equal to one half of one percent (0.50%) of all Revolving Commitments then outstanding;

(d)                 On September 30, 2015, an amount equal to one percent (1.0%) of all Revolving Commitments then outstanding; and

(e)                 On December 31, 2015, an amount equal to one percent (1.0%) of all Revolving Commitments then outstanding.

For purposes of calculating the Amendment Fee, Revolving Commitments shall be outstanding notwithstanding the termination of such Revolving Commitments by the Lenders so long as any Outstanding Amount remains at the time of calculation.  For the avoidance of doubt, the Amendment Fees set forth above shall be earned, due or payable pursuant to this Section 4 only after the dates set forth above and, for the fees set forth in subsections (b), (c), (d) and (e) above, in the event that the Revolving Commitments have been terminated and all amounts owing in respect thereof have been repaid (with all Letters of Credit either being terminated or Cash Collateralized to the satisfaction of the L/C Issuer) on or prior to the date set forth in such subsection, then the fee set forth in such subsection shall not be earned, due or payable.

5.                    Effectiveness; Conditions Precedent.  This Amendment shall be effective when all of the conditions set forth in this Section 5 shall have been satisfied:

(a)                receipt by the Administrative Agent of copies of this Amendment duly executed by the Borrower, the Guarantors and the Required Lenders;

(b)                 receipt by the Administrative Agent of the first installment of the Amendment Fee due March 4, 2015;

(c)                receipt by the Administrative Agent of favorable opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent for the benefit of the Lenders, dated as of the Fourth Amendment Effective Date, and in form and substance satisfactory to the Administrative Agent; and

(d)                 receipt by the Administrative Agent of all other agreed fees and expenses.

6.                    Expenses.  The Loan Parties agree to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses of the Administrative Agent incurred in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC.

7.                   Ratification of Credit Agreement.  Each Loan Party acknowledges and consents to the terms set forth herein and agrees that this Amendment does not impair, reduce or limit any of its obligations under the Loan Documents, as amended hereby.  This Amendment is a Loan Document.  Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Credit Agreement, and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.  Each Loan Party acknowledges and affirms all of its obligations under the Loan Documents.

8.                    Financial Advisor.  If, on or prior to July 15, 2015, the Revolving Commitments have not been terminated and all amounts owing in respect thereof repaid in full (with all Letters of Credit either being terminated or Cash Collateralized to the satisfaction of the L/C Issuer), the Borrower and the other Loan Parties hereby consent to the Administrative Agent engaging, or to causing to be engaged, a consultant or financial advisor (the “Financial Advisor”) to review the Loan Parties’ financial performance, business model and business operations and to provide other services as may be requested by the Administrative Agent.  The Loan Parties agree to afford such Financial Advisor access to such information, officers and employees as it may reasonably request, to cooperate with such Financial Advisor and to reimburse the Administrative Agent for all reasonable fees, costs and expenses incurred in connection with the work performed by such Financial Advisor.

9.                    Authority/Enforceability.  Each Loan Party represents and warrants as follows:

(a)                 It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.

(b)                This Amendment has been duly executed and delivered by such Loan Party and constitutes its legal, valid and binding obligations, enforceable in accordance with its terms, subject to applicable Debtor Relief Laws and to general principles of equity.

(c)                 No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by such Loan Party of this Amendment.

(d)                 The execution and delivery of this Amendment does not (i) contravene the terms of its Organization Documents or (ii) violate any Law.

10.                 Representations and Warranties of the Loan Parties.  Each Loan Party represents and warrants to the Lenders that after giving effect to this Amendment,  (a) the representations and warranties set forth in Article VI of the Credit Agreement are true and correct in all material respects (or, if such representation or warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct in all respects as written) as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or, if such representation or warranty is qualified by materiality or Material Adverse Effect, it shall be true and correct in all respects as written) as of such earlier date, (b) no event has occurred and is continuing which constitutes a Default and (c) the Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

11.                FATCA Certification. For purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), from and after the Fourth Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

12.                Counterparts/Facsimile.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of executed counterparts of this Amendment by facsimile or other secure electronic format (.pdf) shall be effective as an original.

13.                GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

14.                 Successors and Assigns.   This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

15.                 Headings.  The headings of the sections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

16.                Severability.  If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17.                 Release.  In consideration of the Administrative Agent’s and the Lenders’ willingness to enter into this Amendment, each of the Loan Parties hereby releases and forever discharges the Administrative Agent, the Lenders and each of the Administrative Agent’s and the Lenders’ predecessors, successors, assigns, officers, managers, directors, employees, agents, attorneys, representatives, and affiliates (hereinafter all of the above collectively referred to as the “Lender Group”), from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with the Loan Documents or any of the negotiations, activities, events or circumstances arising out of or related to the Loan Documents through the date of this Amendment, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which each of the Loan Parties may have or claim to have against any of the Lender Group.

18.                  No Actions, Claim.  As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under this Amendment on or prior to the date hereof.

[signature pages follow]

Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:	LINCOLN EDUCATIONAL SERVICES CORPORATION,
a New Jersey corporation

	By:	/s/Shaun E. McAlmont
Name: Shaun E. McAlmont
Title: Chief Executive Officer

GUARANTORS:	LINCOLN TECHNICAL INSTITUTE, INC.,
a New Jersey corporation

	By:	/s/Shaun E. McAlmont
Name: Shaun E. McAlmont
Title: President

NEW ENGLAND ACQUISITION, LLC,
a Delaware limited liability company

	By:	/s/Shaun E. McAlmont
Name: Shaun E. McAlmont
Title: President

SOUTHWESTERN ACQUISITION, L.L.C.,
a Delaware limited liability company

	By:	/s/Shaun E. McAlmont
Name: Shaun E. McAlmont
Title: President

NASHVILLE ACQUISITION, L.L.C.,
a Delaware limited liability company

	By:	/s/Shaun E. McAlmont
Name: Shaun E. McAlmont
Title: President

EUPHORIA ACQUISITION, LLC,
a Delaware limited liability company

	By:	/s/Shaun E. McAlmont
Name: Shaun E. McAlmont
Title: President

NEW ENGLAND INSTITUTE OF TECHNOLOGY AT PALM BEACH, INC.,
a Florida corporation

By:	/s/Shaun E. McAlmont
Name: Shaun E. McAlmont
Title: President

LCT ACQUISITION, LLC,
a Delaware limited liability company

By:	/s/Shaun E. McAlmont
Name: Shaun E. McAlmont
Title: President

NN ACQUISITION, LLC,
a Delaware limited liability company

By:	/s/Shaun E. McAlmont
Name: Shaun E. McAlmont
Title: President

LTI HOLDINGS, LLC,
a Colorado limited liability company

By:	/s/Shaun E. McAlmont
Name: Shaun E. McAlmont
Title: President

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/Linda Lov
Name: Linda Lov
Title: AVP

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender

	By:	/s/C. Mark Hedrick
Name: C. Mark Hedrick
Title: Managing Director

BARCLAYS BANK PLC,
as a Lender

	By:	/s/Alicia Borys
Name: Alicia Borys
Title: Vice President

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

	By:	/s/Doreen M. Fritz
Name: Doreen M. Fritz
Title: Vice President

BMO HARRIS FINANCING, INC.,
as a Lender

	By:	/s/Jason M. Clary
Name: Jason M. Clary
Title: Managing Director